                                                                    Exhibit 4(o)

                    [Form of Subordinated Floating Rate Note]

                               [Face of Security]


Registered                                                      $
No. FLR-                                                              CUSIP No.

     [IF A GLOBAL SECURITY, INSERT -- THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE SECURITY REGISTRAR IN THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES ("REGISTERED SECURITIES") ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

     NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.]

     [IF DTC IS THE DEPOSITARY, INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY

OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

     THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY ANY FEDERAL AGENCY.

                                _________________

                              WACHOVIA CORPORATION

                    (Formerly named First Union Corporation)

                 Subordinated Global Medium-Term Note, Series F
                                 (Floating Rate)
                                _________________

ORIGINAL ISSUE DATE:                                PRINCIPAL AMOUNT:

REQUIRED CURRENCY:                                  MATURITY DATE:

..        payments of principal and any premium:
..        payments of interest:
..        Exchange Rate Agent:  Wachovia Bank, N.A.

ORIGINAL ISSUE DISCOUNT SECURITY:

..        Total Amount of OID:
..        Yield to Maturity:
..        Initial Accrual Period OID:

INITIAL INTEREST RATE:                              SPREAD (plus or minus):

INDEX MATURITY:                                     SPREAD MULTIPLIER:

INTEREST RATE BASIS:

     [_] Commercial Paper Rate                         [_] CMT Rate

     [_] LIBOR                                         [_] Federal Funds Rate
--------------------------------------------------------------------------------

..        Telerate LIBOR Page:                         [_]   Prime Rate
..        Reuters Screen LIBO Page:
..        Index Currency:

   [_]   EURIBOR

   [_]   Treasury Rate

   [_]   CD Rate

MAXIMUM INTEREST RATE:                         INTEREST PAYMENT PERIOD:

MINIMUM INTEREST RATE:                         INTEREST RATE RESET PERIOD:

INTEREST RESET DATE(S):                        INTEREST DETERMINATION DATE(S):

INTEREST PAYMENT DATE(S):                      CALCULATION DATE(S):

REGULAR RECORD DATES:                          CALCULATION AGENT: First Union
                                               Securities, Inc.

REDEEMABLE AT OPTION OF:                       REPAYMENT PRICE(S):

INITIAL REDEMPTION PERCENTAGE:                 OTHER TERMS:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

INITIAL REDEMPTION DATE:

REPAYMENT DATE(S):

                               ___________________

          Terms left blank or marked "N/A", "No", "None" or in a similar manner do not apply to this Security except as otherwise may be specified.

          Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to on the face of this Security are used herein as defined therein.

          Wachovia Corporation, a North Carolina corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

________________________________________, or registered assigns, the Principal
Amount hereof on the Maturity Date specified on the face hereof and to pay interest thereon, from the Original Issue Date specified on the face hereof or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof.

          Interest will be payable on each Interest Payment Date, as specified on the face hereof, and at Maturity, commencing with the first Interest Payment Date after the Original Issue Date of this Security, unless the Original Issue Date of this Security is between a Regular Record Date and an Interest Payment Date, in which case, the first payment of interest hereon shall be made on the second Interest Payment Date following such Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days prior to each Interest Payment Date (whether or not a Business Day (as defined in Section 2(l) on the reverse hereof)). Any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest (notice whereof to be given to the Holder of this Security not less than 10 days prior to such Special Record Date), or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal shall be payable unless the Maturity Date, Redemption Date or Repayment Date is an Interest Payment Date.

          If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive Registered Securities of this series of like tenor and of an equal aggregate principal amount only if (x) the Depositary with respect to the Securities of this series notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Global Security shall be exchangeable and executes and delivers to the Trustee a Company Order providing that this Global Security shall be so exchangeable or
(z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Registered Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof; provided that, in the case of
                                            --------
clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this Global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

           Any exchange of a Global Security for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar in The City of New York.

           If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

           If this Security is a Global Security, if a definitive Registered Security or Registered Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

Currency of Payment
-------------------

           Payment of principal of (and premium, if any) and interest on this Security will be made in the Required Currency for such payment, except as provided in this and the next three paragraphs. The Required Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Required Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 2(1) on the reverse hereof), provided that, if on any day there are not at least
                             --------
two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

           Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporation Trust Trustee Administration, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

           The U.S. dollar amount of any payment made pursuant to the preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of the Specified Currency for such payment equal to the aggregate amount of such Specified

Currency payable on such payment date to all Holders of Securities of this or any other series who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

           Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") as of the
                                                       -------------
latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

Manner of Payment - U.S. Dollars
--------------------------------

           Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject
               --------  -------
to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

           Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office,
Attention: Corporation Trust Trustee Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that,
                                                                 --------
in the case of any such payment due at the Maturity of the principal hereof

(other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment - Other Specified Currencies
----------------------------------------------

           Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided
                                                                        --------
that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee's receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date.

The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment - Global Securities
-------------------------------------

           Notwithstanding any provision of this Security or the Indenture, if this Security is a Global Security, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Payments Due on a Business Day
------------------------------

           Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day (unless the initial rate basis is LIBOR or EURIBOR and such next succeeding Business Day falls in the next calendar month, in which case such amount may be paid or made available for payment on the next preceding Business Day) with the same force and effect as if such amount were paid on the Specified Day.

           Unless otherwise specified on the face of this Security, the following sentence shall apply to each Interest Payment Date other than one that falls on the date of Maturity of the principal hereof. If any such Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be deferred to the next succeeding Business Day, provided
                                                                    --------
that, if the initial rate basis is LIBOR or EURIBOR and the next succeeding Business Day would fall in the next calendar month, then such Interest Payment Date will be advanced to the next preceding Business Day.

                        _______________________________

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by or on behalf of Bank One Trust Company, N.A., the Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                              WACHOVIA CORPORATION

Dated: ____                                   By: ______________________________
                                                  Name:
                                                  Title:



[Seal]                                        Attest: __________________________



                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.


BANK ONE TRUST COMPANY, N.A., as Trustee


By: ______________________________
         Authorized Officer

                              [Reverse of Security]

1. Securities and the Indenture
   ----------------------------

         This Security is one of a duly authorized issue of securities (herein called the "Securities") of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of March 15, 1986, supplemented thereto by Supplemental Indentures thereto dated August 1, 1990, November 15, 1992, February 7, 1996 and July 7, 2000 (the Indenture as so supplemented being herein called the "Indenture") between the Company and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount not to exceed $4,000,000,000 (or the equivalent thereof in any other currency or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to issue and sell additional Securities. References herein to "this series" mean the series of securities designated on the face hereof. This Security has been issued in the Principal Amount specified on the face hereof. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

         The Securities of this series are issuable only in registered form without coupons in "Authorized Denominations", which term shall have the
                    ------------------------
following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and multiples thereof. For each Security of this series having a principal amount payable in a Required Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Required Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 and any multiple thereof.

2. Interest Rate
   -------------

         (a)  Interest Rate Reset

         The interest rate on this Security will be reset from time to time, as provided in this Section 2, and each date upon which such rate is reset as so provided is hereinafter called an "Interest Reset Date". Unless otherwise specified on the face hereof,
           -------------------
the Interest Reset Dates with respect to this Security will be as follows:

                  (i)   if the Interest Reset Period is daily, each Business
         Day;

                  (ii) if the Interest Reset Period is weekly and the interest rate basis is not the Treasury Rate, the Wednesday of each week;

                  (iii) if the Interest Reset Period is weekly and the interest rate basis is the Treasury Rate, except as otherwise provided in the definition of "Treasury Interest Determination Date" in Section 2(l) below, the Tuesday of each week;

                  (iv) if the Interest Reset Period is monthly, the third Wednesday of each month;

                  (v) if the Interest Reset Period is quarterly, the third Wednesday of each March, June, September and December;

                  (vi) if the Interest Reset Period is semi-annual, the third Wednesday of each of two months in each year specified under "Interest Reset Period" on the face hereof; and

                  (vii) if the Interest Reset Period is annual, the third Wednesday of the month in each year specified under "Interest Reset Period" on the face hereof;

provided, however, that (x) the interest rate basis in effect from the Original
--------  -------
Issue Date to but excluding the first Interest Reset Date will be the initial interest rate and (y) if the Interest Reset Period is daily or weekly, the interest rate in effect for each day following the second Business Day immediately prior to an Interest Payment Date to but excluding such Interest Payment Date, and for each day following the second Business Day immediately prior to the day of Maturity of the principal hereof to but excluding such day of Maturity, will be the interest rate in effect on such applicable second Business Day; and provided, further, that, if any Interest Reset Date would
                  --------  -------
otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that, unless otherwise specified on the face hereof, if the interest rate basis is LIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections 2(b) through (l) as provide for determination of the interest rate basis for this Security. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below and shall provide notice to the Trustee of each rate as determined.

         Unless the interest rate basis is LIBOR or EURIBOR, the Calculation Agent will determine the interest rate of this Security that takes effect on any Interest Reset Date on a day no later than the Calculation Date (as defined in Section 2(l) below) corresponding to such Interest Reset Date. However, the Calculation Agent need not wait until the Calculation Date to determine such interest rate if the rate information it needs to make such determination in the manner specified in the applicable provisions of Sections 2(b) through (l) hereof is available from the relevant sources specified in such applicable provisions.

         (b)  Determination of Commercial Paper Rate

         If the interest rate basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date (as defined below), the Money Market Yield (calculated as described in Section 2(l)) on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) (as defined in Section 2(l)) under the heading "Commercial Paper--Nonfinancial". If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:

                  (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date (as defined in Section 2(l) below) corresponding to such Commercial Paper Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity, as published in H.15 Daily Update (as defined in Section 2(l) below) or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Nonfinancial".

                  (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

                  (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (c)  Determination of LIBOR

         If the interest rate basis specified on the face hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable LIBOR Interest Determination Date (as defined in Section 2(l)). LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

         LIBOR will be either of the following rates, whichever appears on the face hereof:

                  (x) the offered rate appearing on the Telerate LIBOR Page (as defined in Section 2(l)); or

                  (y) the arithmetic mean of the offered rates appearing on the Reuters Screen LIBOR Page (as defined in Section 2(l)) unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date. If no reference page is specified on the face hereof, Telerate LIBOR Page will apply to this Security:

                  (i) If Telerate LIBOR Page is specified on the face hereof and the rate referenced in clause (x) above does not appear on that page, or if Reuters Screen LIBOR Page is specified on the face hereof and fewer than two of the rates referenced in clause (y) above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation
         Agent: deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount (as defined in Section 2(l)). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

                  (ii) If fewer than two quotations are provided as described in clause (i) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. in the principal financial center for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent: loans of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

                  (iii) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (ii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (d)  Determination of EURIBOR

         If the interest rate basis specified on the face hereof is EURIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be EURIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "EURIBOR" means, with respect to any EURIBOR Determination Date, the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI -- the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the EURIBOR Interest Determination Date (as defined in Section 2(l) below), and will be determined in accordance with the following provisions:

                  (i) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on such Interest Reset Date, as that rate appears on

         Telerate Page 248 (as defined in Section 2(l) below) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

                  (ii) If the rate described in clause (i) above does not appear on Telerate Page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined in Section 2(l)) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount. The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.

                  (iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation
         Agent: loans of euros having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

                  (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (e)  Determination of Treasury Rate

         If the interest rate basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Treasury Rate" means, with respect to any Treasury Interest Determination Date (as defined in Section 2(l)), the rate for the auction on the corresponding Treasury Interest Determination Date (as defined below) of direct obligations of the United States ("Treasury Bills") having the Index Maturity,
                                   --------------
as that rate appears on Telerate Page 56 or 57 under the heading "Investment Rate". If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

                  (i) If the rate described above does not appear on either Telerate Page 56 or 57 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Treasury Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 2(l) below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

                  (ii) If the rate described in clause (i) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as announced by the U.S. Department of the Treasury.

                  (iii) If the auction rate described in clause (ii) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

                  (iv) If the rate described in clause (iii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/ Treasury Bills /Secondary Market".

                  (v) If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

                  (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v) above, the Treasury Rate shall be the Treasury Rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (f)  Determination of CD Rate

         If the interest rate basis specified on the face hereof is the CD Rate, the interest rate with respect to this Security shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "CD Rate" means, with respect to any CD Interest Determination Date (as defined in Section 2(l)), the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD
Rate:

                  (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CD Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate shall be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

                  (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then CD Rate shall be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

                  (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date (or, in the case of the first Base Reset Date, the initial interest rate).

         (g)  Determination of CMT Rate

         If the interest rate basis specified on the face hereof is the CMT Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable CMT Interest Determination Date (as defined in Section 2(l)).

         "CMT Rate" means: the following rate displayed on the Designated CMT Moneyline Telerate Page (as defined in Section 2(l) below) under the heading " . .. . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Index Maturity (as defined in Section 2(l) below):

                  (x) if the Designated CMT Moneyline Telerate Page is Telerate Page 7051, the rate for such CMT Interest Determination Date; or

                  (y) if the Designated CMT Moneyline Telerate Page is Telerate Page 7052, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable.

If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:

                  (i) If the applicable rate described above is not displayed on the relevant Designated CMT Moneyline Telerate Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such CMT Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable Treasury constant maturity rate described above -- i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable -- as published in H.15(519).

                  (ii) If the applicable rate described in clause (i) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

                           (a) is published by the Board of Governors of the
                  Federal Reserve System, or the U.S. Department of the Treasury, and

                           (b) is determined by the Calculation Agent to be
                  comparable to the applicable rate formerly displayed on the Designated CMT Moneyline Telerate Page and published in H.15(519).

                  (iii) If the rate described in clause (ii) above does not appear in H.15(519) at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued Treasury Notes (as defined in Section 2(l)) having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the bid rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest.

                  (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the bid rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

                  (v) If fewer than five but more than two such primary dealers are quoting as described in clause (iv) above, then the CMT Rate for such CMT Interest Determination Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

                  (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, the CMT Rate shall be the CMT Rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (h)  Determination of Federal Funds Rate

         If the interest rate basis specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date (as defined in Section 2(l)), the rate on that date for Federal Funds having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate Page 120. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

                  (i) If the rate described above is not displayed on Telerate Page 120 at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

                  (ii) If the rate described in clause (i) above is not displayed on Telerate Page 120 and does not appear in H.15 (519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

                  (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (i)  Determination of Prime Rate

         If the interest rate basis specified on the face hereof is the Prime Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

         "Prime Rate" means, with respect to any Prime Interest Determination Date (as defined in Section 2(l)), the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan". If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime
Rate:

                  (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Prime Interest Determination Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the rate, for such Prime Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".

                  (ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the following rates as they appear on the Reuters Screen US PRIME 1 Page (as defined in Section 2(l) below): the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.

                  (iii) If fewer than four of the rates referred to in clause
         (ii) above appear on the Reuters Screen US PRIME 1 Page, the Prime Rate will be the arithmetic mean of the Prime Rates or base lending rates, as of the close of business on such Prime Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

                  (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate shall be the Prime Rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the initial interest rate).

         (j)  Calculation of Interest

         Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the Principal Amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Original Issue Date or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day shall be expressed as a decimal and computed by dividing the interest rate (also expressed as a decimal) in effect on such day by 360, if the interest rate basis is the Commercial Paper Rate, Prime Rate, LIBOR, EURIBOR, CD Rate or Federal Funds Rate, or by the actual number of days in the year, if the interest rate basis is the Treasury Rate or CMT Rate.

         Upon the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Security.

         All percentages resulting from any calculation on Securities will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544%
(or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on the Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         (k)  Calculation Agent and Exchange Rate Agent

         The Company has initially appointed the institutions named on the face of this Security as Calculation Agent and Exchange Rate Agent, respectively, to act as such agents with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

         All determinations made by the Calculation Agent or the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

         (l)  Definitions of Calculation Terms

         As used in this Security, the following terms have the meanings set forth below:

                  "Bond Equivalent Yield" means a yield expressed as a
                   ---------------------
percentage and calculated in accordance with the following formula:

         Bond Equivalent Yield =        D x N        x 100,
                                 -------------------
                                    360 - (D x M)

         where

         . "D" equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

         .        "N" equals 365 or 366, as the case may be; and

         . "M" equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

                  "Business Day" means, for this Security, a day that meets the requirements set forth in each of clauses (i) through (iv) below, in each case to the extent such requirements apply to this Security as specified below:

         (i) that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close;

         (ii) if the interest rate basis is LIBOR, that is also a London Business Day;

         (iii) if the Specified Currency for payment of principal of or interest on this Security is other than U.S. dollars or euros, that is also a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are not authorized or obligated by law, regulation or executive order to close;

         (iv) if the interest rate basis is EURIBOR or if the Specified Currency for payment of principal of or interest on this Security is euros, or the interest rate basis is LIBOR for which the Index Currency is euros, that is also a Euro Business Day; and

         (v) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

Solely when used in the third paragraph under the heading "Currency of Payment" on the face of this Security, the meaning of the term "Business Day" shall be determined as if the interest rate basis for this Security is neither LIBOR nor EURIBOR. With respect to any particular location, the close of business on any day on which business is not being conducted at that location shall be deemed to mean 5:00 P.M., New York City time, on that day.

         The "Calculation Date" corresponding to any Commercial Paper Interest
              ----------------
Determination Date, Prime Interest Determination Date, Treasury Interest Determination Date, CMT Interest Determination Date, CD Interest Determination Date or Federal Funds Interest Determination Date, as the case may be, means the earlier of:

                  (i) the tenth day after such interest determination date or, if any such day is not a Business Day, the next succeeding Business Day; and

                  (ii) the Business Day immediately preceding the Interest Payment Date or the date of Maturity of the principal hereof, whichever is the day on which the next payment of interest will be due.

The Calculation Date corresponding to any Interest Reset Date means the Calculation Date corresponding to the relevant interest determination date immediately preceding such Interest Reset Date.

                  "Designated CMT Index Maturity" means, if the interest rate
                   -----------------------------
basis is the CMT Rate, the Index Maturity for this Security and will be the original period to maturity of a U.S. Treasury security -- either 1, 2, 3, 5, 7, 10, 20 or 30 years -- specified on the face hereof, provided that, if no such
                                                    --------
original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

                  "Designated CMT Moneyline Telerate Page" means, if the
                   --------------------------------------
interest rate basis is the CMT Rate, the Telerate Page specified on the face hereof that displays Treasury constant maturities as reported in H.15(519), provided that, if no Telerate Page is so specified, then the applicable page
--------
will be Telerate Page 7052 and provided, further, that if Telerate Page 7052
                               --------  -------
applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.

                  "EMU Countries" means, at any time, the countries (if any)
                   -------------
then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

                  "Euro Business Day" means any day on which the Trans-European
                   -----------------
Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

                  "Euro-Zone" means, at any time, the region comprised of the
                   ---------
EMU Countries.

                  "H.15(519)" means the weekly statistical release entitled
                   ---------
"Statistical Release H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

                  "H.15 Daily Update" means the daily update of H.15 (519)
                   -----------------
available through the worldwide web site of the Board of Governors of the Federal Reserve

System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

         "Index Maturity" means, with respect to this Security, the period to maturity of the instrument or obligation on which the interest rate index is based, as specified on the face hereof.

         The "Interest Determination Date" pertaining to an Interest Reset Date for:

                  (a) a Commercial Paper Rate Security (the "Commercial Paper Interest Determination Date"), a Federal Funds Rate Security (the "Federal Funds Interest Determination Date") or a Prime Rate Security (the "Prime Interest Determination Date") will be the Business Day preceding the Interest Reset Date with respect to such Security;

                  (b) a CD Rate Security (the "CD Interest Determination Date") or a CMT Rate Security (the "CMT Interest Determination Date") will be the second Business Day preceding the Interest Reset Date with respect to such Security;

                  (c) a LIBOR Security (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the Interest Determination Date will be the Interest Reset Date;

                  (d) a EURIBOR Security (the "EURIBOR" Interest Determination
Date) will be the second Euro Business Day preceding such Interest Reset Date;
and

                  (e) a Treasury Rate Security (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

                  "London Business Day" means any day on which dealings in the
                   -------------------
Index Currency are transacted in the London interbank market.

                  "Money Market Yield" means a yield expressed as a percentage
                   ------------------
and calculated in accordance with the following formula:

                  Money Market Yield =          D x 360          x 100,
                                        ----------------------
                                              360 - (D x M)

         where

         . "D" equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

         . "M" equals the actual number of days in the period from and including the relevant Interest Reset Date to but excluding the next succeeding Interest Reset Date.

                  "Representative Amount" means an amount that, in the
                   ---------------------
Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

                  "Reuters Screen LIBOR Page" means the display on the Reuters
                   -------------------------
Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.

                  "Reuters Screen US PRIME 1 Page" means the display on the "US
                   ------------------------------
PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

                  "Telerate LIBOR Page" means Telerate Page 3750 or any
                   -------------------
replacement page or pages on which London interbank rates of major banks for the Index Currency are displayed.

                  "Telerate Page" means the display on Bridge Telerate, Inc., or
                   -------------
any successor service, on the page or pages specified on the face hereof, or any replacement page or pages on that service.

                  "Treasury Notes" means direct, noncallable, fixed rate
                   --------------
obligations of the U.S. government.

                  References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

                  References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

                  References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

                  References in this Security to a particular heading or headings on any of Designated CMT Moneyline Telerate Page, H.15(519), H.15 Daily Update, Reuters Screen LIBOR Page, Reuters Screen US Prime 1 Page, Telerate LIBOR Page or Telerate Page include any successor or replacement heading or headings as determined by the Calculation Agent.

3. Redemption at the Option of the Company; No Sinking Fund
   --------------------------------------------------------

         Unless an Initial Redemption Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Maturity Date. If an Initial Redemption Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption, in whole or from time to time in part in increments of $1,000, upon not less than 30 days' nor more than 60 days' notice at any time and from time to time on or after the Initial Redemption Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price, together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture. "Redemption Price," with respect to this Security, will initially mean a percentage, the Initial Redemption Percentage, of the principal amount of this Security to be redeemed specified on the face hereof and shall decline at each anniversary of the Initial Redemption Date by a percentage, the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100 percent of such principal amount.

         If this Security is a Global Security, in the event of redemption of this Global Security in part only, a new Global Security or Securities of this series and of like tenor for the unredeemed portion of the principal hereof will be delivered to the Depositary upon the cancellation hereof.

         Unless otherwise specified on the face hereof, this Security will not have a sinking fund.

4. Repayment at the Option of the Holder
   -------------------------------------

         Unless otherwise specified on the face hereof, this Security will not be subject to repayment at the option of the Holder. Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in increments of $1,000 or any other multiple of an Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date as provided in the Indenture). If this Security provides for more than one Repayment Date, and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the applicable Repayment Date shall mean such earliest Repayment Date.

         In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 30th, and not earlier than the 60th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth
(a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business
Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Bank One Trust Company, N.A., 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding.

Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 30 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

5. Subordination
   -------------

         The Indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the Company's obligations to holders of Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

6. Remedies
   --------

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this Security and the interests represented hereby) shall terminate.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such
                                             --------  -------
limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

7. Modification and Waiver
   -----------------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Outstanding Securities of this series shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

8. Transfer or Exchange
   --------------------

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of a Registered Security (including this Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the

Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     The Securities of this series (including this Security) shall be dated the date of their authentication.

9. Governing Law
   -------------

     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                                                            CUSIP NO. __________

                                                       ORIGINAL ISSUE DATE: ____

                              WACHOVIA CORPORATION
                 SUBORDINATED GLOBAL MEDIUM-TERM NOTE, SERIES F

                            OPTION TO ELECT REPAYMENT

               TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                          ELECTS TO EXERCISE SUCH RIGHT

               The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

________________________________________________________________________________
                     (please print name of the undersigned)

________________________________________________________________________________
                    (please print address of the undersigned)

________________________________________________________________________________
               (please print telephone number of the undersigned)

               If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

               For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Security, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this "Option to Elect Repayment" form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Security and form duly completed and
                        --------
signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

               Bank One Trust Company, N.A.
               55 Water Street, 1st Floor,
               Jeanette Park Entrance,
               New York, New York 10041

or at such other place as the Company or the Trustee shall notify the holder of such Security.

               If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

                            _________________________

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

                            _________________________

Date: ____                              ________________________________________
                                        Notice: The signature to this Option to
                                        Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT ______ Custodian _______
TEN ENT - as tenants by the entireties                          (Cust)           (Minor)
JT TEN -  as joint tenants with right
          of survivorship and not as               Under Uniform Gifts to Minors Act
          tenants in common                        _________________________________
                                                               (State)






Additional abbreviations may also be used though not in the above list.

                          ____________________________

                                   ASSIGNMENT

                          ____________________________


                   FOR VALUE RECEIVED, the undersigned hereby
                     sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

____________________________________________________________

____________________________________________________________
                      PLEASE PRINT OR TYPE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE

____________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney
------------------------------------------------------------

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:  ____

                                                              NOTICE: The
                                                              signature to this
                                                              assignment must
                                                              correspond with
                                                              the name as
                                                              written upon the
                                                              face of the within
                                                              instrument in
                                                              every particular,
                                                              without alteration
                                                              or enlargement or
                                                              any change
                                                              whatever.